UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                               Washington, DC20549

                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section13 or15(d) of the Securities Exchange Act of1934

Date of Report (Date of earliest event reported)    (April 24, 2000)
                                                -------------------------

                                Ivoice.Com, inc.
                            (formerly ThirdCAI, INc.)
             (Exact name of registrant as specified in its charter)

Delaware                   000-29341                          86-0974165
------------------------------------------------------------------------
(State of                  (Commission                  (I.R.S. Employer
organization)              File Number)              Identification No.)
750 Highway 34, Matawan, NJ 07747
---------------------------------
(Address of principal executive offices)

Registrant's telephone number, including area code (732) 441-7700

ITEM1. CHANGES IN CONTROL OF REGISTRANT

      On April 24, 2000, a change in control of ThirdCAI, Inc., (the "Company") occurred pursuant to the Agreement and Plan of Reorganization between iVoice.com, Inc., a Delaware corporation ("IVOC") and the persons being the owners of record of all of the issued and outstanding stock of ThirdCAI, Inc., a Nevada corporation (the "Company"). IVOC acquired100% of the outstanding common stock of the Company in exchange for $150,000 and 50,000 newly issued shares of IVOC Class A common stock. The cash payment was drawn from the working capital of IVOC.

ITEM2. ACQUISITION OR DISPOSITION OF ASSETS

      On April 24, 2000, the Board of Directors of IVOC approved the purchase of 100% of the outstanding common stock of the Company in exchange for $150,000 and 50,000 newly issued shares of IVOC Class A common stock. The cash payment was drawn from the working capital of IVOC. The acquisition was consummated pursuant to the Agreement and Plan of Reorganization between iVoice.com, Inc., a Delaware corporation and the persons being the owners of record of all of the issued and outstanding stock of the Company.

The Company entered into a definitive agreement to acquire MaiSoft, Inc. ("MaiSoft"). As of the date of this filing, this transaction has not closed and it is less than probable that this transaction will close. The Company will only purchase certain software codes and MaiSoft will operate as a separate non-related entity. (see "Notes to Financial Statements: Note 12 (a)" and "Financial Statements for Maisoft")

ITEM5. OTHER

The Form10-SB for iVoice.com, Inc. has been included as an exhibit with this Form 8-K.

ITEM6 RESIGNATIONS OF REGISTRANT'S DIRECTORS

On April 24,2000, Edmond L. Lonergran, the Company's sole officer and director appointed Jerome R. Mahoney as a member of the board of directors.

On April 24,2000, the Company accepted the resignation of Edmond L. Lonergran as a member of the board and the sole officer, effective immediately. Mr. Joel G. Beagelman was appointed to fill the vacancy left by Mr. Lonergran's resignation. Mr. Mahoney was also elected as Chief Executive Officer, Mr. Beagelman was also appointed as Chief Financial Officer and Leo Pudio was also elected as Vice-President of Operations.

ITEM7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a) Financial Statements of Business Acquired

                               INVOICE.COM, INC.
                               FINANCIAL STATEMENT

                                     INDEX

Independent Auditors' Report                            F2

Balance Sheets                                          F3

Statements of Operations                                F4

Statements of Stockholders' Equity                     F5-F6

Statements of Cash Flows                               F7-F8

Notes to Financial Statement                           F9-F26


                                      -F1-

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS' OF IVOICE.COM, INC.

We have audited the accompanying balance sheets of iVoice.com, Inc. as of December 31, 1999 and 1998, and the related statements of operations, stockholders' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iVoice.com, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1(a), the Company had a loss and a negative cash flow from operations along with negative working capital which raises substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also discussed in
Note 1(a). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                          MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                          Certified Public Accountants

New York, New York
April 24, 2000


                                     - F2 -

                                 IVOICE.COM, INC.
                                 BALANCE SHEETS

                                                                                           December 31,
                                                                                       1999               1998
                                                                                   -----------        -----------
  ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                                        $   195,861        $    71,328
  Accounts receivable, net of allowance for
   doubtful accounts of $50,000 and $7,500                                              31,726             46,865
  Inventory                                                                             10,140              8,457
  Prepaid expenses and other current assets                                             52,100              2,100
  Debt issue costs                                                                     362,541                 --
                                                                                   -----------        -----------
  Total current assets                                                                 652,368            128,750
Property and equipment, net of accumulated
  depreciation of $17,836 and $3,186                                                    55,408             12,743

Software license costs, net of accumulated
  amortization of $54,400                                                              489,600                 --
                                                                                   -----------        -----------

  TOTAL ASSETS                                                                     $ 1,197,376        $   141,493
                                                                                   ===========        ===========

   LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
   Accounts payable and accrued expenses                                           $   181,754        $   132,116
   Legal settlement payable                                                          4,800,000                 --
   Due to related parties                                                               21,000             20,000
   Convertible debentures                                                              350,000                 --
   Note payable                                                                             --             12,318
                                                                                   -----------        -----------
   Total liabilities                                                                 5,352,754            164,434
                                                                                   -----------        -----------
Commitments and contingencies                                                               --                 --

STOCKHOLDERS' DEFICIENCY
   Common stock, series A - par value $.01; authorized
    75,000,000 and 40,000,000
    shares, 54,093,663 and
    10,000,000 issued and outstanding                                                  540,937            100,000
    Common stock, series B - no par value; authorized,
    issued and outstanding 700,000 and 400,000 shares                                       70                 40
    Additional paid in capital                                                       1,395,671            (85,289)
    Accumulated deficit                                                             (6,092,056)           (37,692)
                                                                                   -----------        -----------
   Total stockholders' deficiency                                                   (4,155,378)           (22,941)
                                                                                   -----------        -----------
   TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                                  $ 1,197,376        $   141,493
                                                                                   ===========        ===========

The accompanying notes are an integral part of the financial statement.


                                     - F3 -

                                IVOICE.COM, INC.
                            STATEMENTS OF OPERATIONS

                                                                                     For the Year Ended
                                                                                         December 31,
                                                                                    1999             1998
                                                                                -----------------------------
SALES, net                                                                      $   776,773       $   626,486

COST OF SALES                                                                       280,317           382,501
                                                                                -----------       -----------

GROSS PROFIT                                                                        496,456           243,985
                                                                                -----------       -----------

SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES
   Selling expenses                                                                 168,707            33,685
   General and administrative expenses                                            1,177,730           237,306
   Bad debt expense                                                                  39,874             7,500
   Provision for obsolescence                                                        31,000                --
   Non-recurring expenses (see Note 11)                                           5,028,000                --
   Depreciation and amortization                                                     69,050             3,186
                                                                                -----------       -----------
Total selling, general and administrative expenses                                6,514,361           281,677
                                                                                -----------       -----------

LOSS FROM OPERATIONS                                                             (6,017,905)          (37,692)

OTHER EXPENSE
   Interest expense                                                                 (36,459)               --
                                                                                -----------       -----------

LOSS BEFORE INCOME TAXES                                                         (6,054,364)          (37,692)

PROVISION FOR INCOME TAXES                                                               --                --
                                                                                -----------       -----------

NET LOSS                                                                        $(6,054,364)      $   (37,692)
                                                                                ===========       ===========

NET LOSS PER COMMON SHARE
   Basic                                                                        $      (.20)      $      (.00)
                                                                                ===========       ===========
   Diluted                                                                      $      (.20)      $      (.00)
                                                                                ===========       ===========

The accompanying notes are an integral part of the financial statement.


                                     - F4 -

                                     IVOICE.COM, INC.
                          STATEMENT OF STOCKHOLDERS' DEFICIENCY
                      FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                             Common Stock                       Common Stock
                                                               Series A                           Series B
                                                        Shares          Amount              Shares        Amount
Balance,
January1,1998, adjusted to reflect
 outstanding shares of Visual                        10,000,000      $  100,000             400,000     $       40
Net loss for the year ended
December 31,1998                                             --              --                  --             --
                                                     ----------      ----------          ----------     ----------

Balance at December 31,1998                          10,000,000         100,000             400,000             40

Acquisition of net asset of Visual                   36,932,364         369,324             300,000             30

Issuance of common stock for
 software license costs                               3,200,000          32,000                  --             --

Issuance of common stock for
services                                              2,630,000          26,300                  --             --

Issuance of common stock for
exercise
 of stock options                                       100,000           1,000                  --             --

Issuance of common stock for cash                       981,299           9,813                  --             --

Issuance of common stock for
compensation                                            250,000           2,500                  --             --

Issuance of stock options as
compensation                                                 --              --                  --             --

Issuance of convertible bonds                                --              --                  --             --

Net loss for the year ended
December 31,1999                                             --              --                  --             --
                                                     ----------      ----------          ----------     ----------
Balance at December 31,1999                          54,093,663      $  540,937             700,000     $       70
                                                     ==========      ==========          ==========     ==========

The accompanying notes are an integral part of the financial statement.


                                      -F5-

                                IVOICE.COM, INC.
                STATEMENT OF STOCKHOLDERS' DEFICIENCY (Continued)
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                              Additional                               Total
                                                               Paid in          Accumulated        Stockholders'
                                                               Capital            Deficit           Deficiency
                                                            -----------         -----------         -----------
Balance,
January1,1998, adjusted to reflect
  outstanding shares of Visual                              $   (85,289)        $        --         $    14,751

Net loss for the year ended
December 31,1998                                                     --             (37,692)            (37,692)
                                                            -----------         -----------         -----------
Balance at December 31,1998                                     (85,289)            (37,692)            (22,941)

Acquisition of net asset of Visual                             (231,354)                 --             138,000

Issuance of common stock for
 software license costs                                         512,000                  --             544,000

Issuance of common stock for
services                                                        264,500                  --             290,800

Issuance of common stock for
exercise
 of stock options                                                13,000                  --              14,000

Issuance of common stock for cash                               231,314                  --             241,127

Issuance of common stock for
compensation                                                     85,000                  --              87,500

Issuance of stock options as
compensation                                                    256,500                  --             256,500

Issuance of convertible bonds                                   350,000                  --             350,000

Net loss for the year ended
December 31,1999                                                     --          (6,054,364)         (6,054,364)
                                                            -----------         -----------         -----------

Balance at December 31,1999                                 $ 1,395,671         $(6,092,056)        $(4,155,378)
                                                            ===========         ===========         ===========

The accompanying notes are an integral part of the financial statement.


                                     - F6 -

                                IVOICE.COM, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                           For the Year Ended
                                                                                              December 31,
                                                                                        1999               1998
                                                                                   -----------        ------------
CASH FLOW FROM OPERATING ACTIVITIES
  Net loss                                                                         $(6,054,364)       $   (37,692)
  Adjustments to reconcile net loss to net
   cash (used in) provided by operating activities
  Depreciation and amortization                                                         69,050              3,186
  Bad debt expense                                                                      42,500              7,500
  Provision for obsolescence                                                            31,000                 --
  Legal settlement expense                                                           4,500,000                 --
  Debt issue expense                                                                    32,959                 --
  Common stock issued for consulting services                                          290,800
  Common stock issued for compensation                                                  56,500                 --
  Stock options issued as compensation                                                 256,500                 --
    Changes in certain assets and liabilities:
    Increase in accounts receivable                                                    (27,361)            (4,365)
    Decrease in inventory                                                               81,191              4,075
    Increase in prepaid expense                                                             --                 --
    Increase in accounts payable and
      accrued expenses                                                                  49,638            116,416
    Increase in legal settlement payable                                               300,000                 --
                                                                                   -----------        -----------
Total cash (used in) provided by operating activities                                 (371,587)            89,120
                                                                                   -----------        -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                                                    (1,189)            (5,186)
                                                                                   -----------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                                             255,127                 --
  Prepaid offering and debt issue costs                                                (95,500)                --
  Repayment of notes payable                                                           (12,318)           (27,554)
  Sale of convertible debentures                                                       350,000                 --
                                                                                   -----------        -----------
Total cash provided by (used in) financing activities                                  497,309            (27,554)
                                                                                   -----------        -----------

NET INCREASE IN CASH AND  CASH EQUIVALENTS                                             124,533             56,380

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                                           71,328             14,948
                                                                                   -----------        -----------
CASH AND CASH EQUIVALENTS - END OF YEAR                                            $   195,861        $    71,328
                                                                                   ===========        ===========

CASH PAID DURING THE YEAR FOR:
  Interest expense                                                                 $    41,708        $        --
                                                                                   ===========        ===========
  Income taxes                                                                     $        --        $        --
                                                                                   ===========        ===========

The accompanying notes are an integral part of the financial statement.


                                     - F7 -

                                    IVOICE.COM, INC.
                           STATEMENTS OF CASH FLOWS (Continued)
                                DECEMBER 31, 1999 AND 1998

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES

      a) On May 21, 1999, the Company executed a Reorganization Agreement that provided that the Company and International Voice Technologies, Corp. ("IVT") would be merged and the Company would be the surviving entity. In connection with the merger transaction, the sole shareholder of IVT, received the following:

            i) 10,000,000 shares of the Company's Class A common stock and
            ii) 400,000 shares of the Company's Class B common stock.

      b) On May 14, 1999, the Company issued 9,000,000 stock options to purchase the Company's class A common stock for $.033 per share.

      c) On June 15, 1999, the Company issued 250,000 shares of Class A common stock in relation to an employee agreement.

      d) On June 25, 1999, the Company issued 3,200,000 shares of the their Class A common stock valued at .17 per share or $544,000 in connection with the purchase of pre-developed software codes.

      e) In connection with the Reorganization Agreement, the stock price was calculated using an average of the share price before the merger when the agreement was accepted. A consulting company received 2,000,000 shares of the Company's Class A common stock, valued at .114 per share or $228,000 for services performed during April and May 1999.

      f) The Company issued 230,000 shares of its Class A common stock valued at $30,800 for services performed relating to the merger during May 1999.

      g) The Company issued 400,000 shares of its Class A common stock for legal services valued at $32,000 for services performed relating to the merger during April and May 1999.

      h) The Company incurred non-cash debt issue costs totaling $350,000 in relation to their 50% discount on the issuance of the 12% convertible bonds (see Note 7).

      i) As described in notes 8(f) and 12(b), the Company issued 2,000,000 shares of its Class A common stock valued at $4,500,000 in relation to a legal settlement.

The accompanying notes are an integral part of the financial statement.


                                          - F8 -

                                IVOICE.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a)    Basis of Presentation

            The accompanying financial statements include the accounts of iVoice.com, Inc. (the "Company"), formerly known as Visual Telephone International, Inc. ("Visual"), which was incorporated under the laws of Utah on December 2, 1995, subsequently changed to Delaware.

            Effective May 21, 1999, Visual and International Voice Technologies, Corp. ("IVT") entered into a merger agreement whereby the Company would be the surviving entity (see Note 2 for Reorganization). As a result, IVT's former shareholder obtained control of Visual. For accounting purposes, this acquisition has been treated as a recapitalization of IVT.

            The financial statements presented include only the accounts of IVT from its inception (December 17, 1997 - operations began January
            1998) through May 21, 1999, and that of iVoice (Visual and IVT merged) from May 22, 1999 through December 31, 1999.

            The Company is publicly traded and is currently exempt from the requirement to register with a non-reporting public company traded on the Over The Counter Bulletin Board ("OTCBB"). The Company is required to become a fully reporting company by May 24, 2000 in order to continue to be quoted on the OTCBB.

            As reflected in the accompanying financial statements, the Company had a loss and a negative cash flow from operations as well as a negative working capital as of December 31, 1999. These matters raise substantial doubt about the Company's ability to continue as a going concern.

            In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company which, in turn, is dependent upon the Company's ability to continue to raise capital and generate positive cash flows from operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence.

            Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

      (i) The Company has entered into a letter of intent with an investment banking firm to raise between $1,000,000 to $5,000,000 in convertible debentures (see Note 12g).

      (ii) Re-negotiate the terms relating to their 12% convertible debentures (see Notes 7 and 12m).


                                     - F9 -

                                     IVOICE.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999 AND 1998

NOTE 1 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a)    Basis of Presentation (continued)

            (iii) Structure arrangements for the provision of services by outside consultants and third party providers in a manner which reserves the cash flow of the Company, such as through agreements which require those consultants or service providers to take a portion of any agreed-upon fee in stock or stock options (see Note 12).
            (iv) Expand the company through acquisitions that will enable the Company to integrate new technology with their existing technology (see Note 12a).
            (v)   Expand their sales force to help grow sales.

      b)    Line of Business
            The Company is a communication company primarily engaged in the development, manufacturing and marketing of voice and computer technology communication systems for small-to-medium sized businesses and corporate departments. The technology allows these businesses to communicate more effectively by integrating their traditional office telephone systems with voicemail, automated attendant and Interactive Voice Response ("IVR") functions. IVR products allow information in PC databases to be accessed from a standard touch-tone telephone system. The Company sells its products through Dealer and Reseller channels as well as through OEM agreements with certain telecommunications and networking companies throughout the United States.

      c)    Use of Estimates
            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      d)    Revenue Recognition
            The Company obtains its income from the sale of its systems and from commissions obtained from securing telephone usage contracts for a regional telecommunications company. These commissions are a monthly percentage of the gross usage charges of the customers obtained by the Company. The Company recognizes revenue at the time of shipment for sales of systems which do not require customization to be performed by the Company. Revenue for systems which require customization to be performed by the Company are recognized by the contract method of accounting, using percentage of completion for larger more complex systems (generally over a $25,000 sales price). Progress toward completion is measured by costs incurred to date as a percentage of total estimated costs for each contract. Unbilled receivables accrued under percentage of completion method amounted to $-0- as of December 31, 1999 and 1998, respectively. The completed contract method is used for smaller systems.


                                     - F10 -

                                IVOICE.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      d)    Revenue Recognition (continued)
            The Company recognizes revenue from services at the time the service is performed or over the period of the contract for maintenance/support.

      e)    Advertising Costs
            Advertising costs are expensed as incurred and are included in selling expenses. For the years ended December 31, 1999 and 1998, advertising expense amounted to $42,136 and $0, respectively.

      f)    Cash and Cash Equivalents
            The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

      g)    Concentration of Credit Risk
            The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances exceeded FDIC insured levels at various times during the year.

      h)    Inventory
            Inventory, consisting primarily of system components, is valued at the lower of cost or market. Cost is determined on a first-in, first-out basis.

      i)    Property and Equipment
            Property and equipment is stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets, generally five to seven years. Maintenance and repairs are charged to expense as incurred.

      j)    Software License Cost
            Software license costs are recorded at the lower of cost or fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-developed codes and systems patented by Parawan Electronics, Corp. ("Parawan"), a non-related third party. As of December 31, 1999, these costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, paragraph 7 and are being amortized using the straight-line method over a period of five years. As described in Note 1 o), the Company has adopted SFAS No.
            121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated un-discounted cash flow benefit related to the asset falls below the unamortization cost. No impairment loss should be recognized as of December 31, 1999.


                                     - F11 -

                                     IVOICE.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999 AND 1998

NOTE 1 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      k)    Income Taxes
            Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes". The liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the reported amount of assets and liabilities and their tax basis.

      l)    Offering Costs
            Offering costs consist primarily of professional fees. These costs are charged against the proceeds of the sale of common stock in the periods in which they occur. As of December 31, 1999 the Company has prepaid offering costs totaling $50,000.

      m)    Debt Issue Costs
            Debt issue costs represent various commissions paid and the estimated cost of the 50% conversion discount feature relating to the issuance of the Company's convertible debentures. These costs are being amortized over the life of the debt (see Note 7).

      n)    Fair Value of Financial Instruments
            The carrying value of cash and cash equivalents, accounts receivable, inventory, accounts payable and accrued expenses and deferred revenue approximates fair value due to the relatively short maturity of these instruments.

      o)    Long-Lived Assets
            SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted this statement and determined that an impairment loss should not be recognized for applicable assets of continuing operations.

      p)    Earnings Per Share
            SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS").

            The computation of basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings. The shares used in the computations are as follows:


                                     - F12 -

                                IVOICE.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

NOTE 1 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      p)    Earnings per share (continued)

                                                  As December 31,
                                                1999           1998
                                                ----           ----
            Basic and Diluted EPS           30,500,000      10,000,000
                                            ==========      ==========

      q)    Comprehensive Income
            SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. As of December 31, 1999 and 1998, the Company has no items that represent comprehensive income, and thus, has not included a statement of comprehensive income.

      r)    Recent Accounting Pronouncements
            SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information" changes the way public companies report information about segments. SFAS No. 131, which is based on the selected segment information quarterly and entity-wide disclosures about products and services, major customers, and the material countries in which the entity holds assets and reports revenue. This statement is effective for the Company's 1999 fiscal year. The Company is in the process of evaluating the disclosure requirements under this standard.

            SFAS No. 133, "Accounting for Derivative Instruments and for Hedging Activities" requires that certain derivative instruments be recognized in balance sheets at fair value and for changes in fair value to be recognized in operations. Additional guidance is also provided to determine when hedge accounting treatment is appropriate whereby hedging gains and losses are offset by losses and gains related directly to the hedged item. While the standard, as amended, must be adopted in the fiscal year beginning after June 15, 2000, its impact on the Company's consolidated financial statements is not expected to be material as the Company has not historically used derivative and hedge instruments.

            Statement of Position ("SOP") No. 98-1 specifies the appropriate accounting for costs incurred to develop or obtain computer software for internal use. The new pronouncement provides guidance on which costs should be capitalized, and over what period such costs should be amortized and what disclosures should be made regarding such costs. This pronouncement is effective for fiscal years beginning after December 15, 1998, but earlier application is acceptable. Previously capitalized costs will not be adjusted. The Company believes that it is already in substantial compliance with the accounting requirements as set forth in this new pronouncement and therefore believes that adoption will not have a material effect on financial condition or operating results.


                                      -F13-

                                     IVOICE.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999 AND 1998

NOTE 1 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      r)    Recent Accounting Pronouncements (continued)
            SOP No. 98-5 requires that companies write-off defined previously capitalized start-up costs including organization costs and expense future start-up costs as incurred. The Company believes that it is already in substantial compliance with the accounting requirements as set forth in this new pronouncement and therefore believes that adoption will not have a material effect on financial condition or operating results.

NOTE 2 - CORPORATE REORGANIZATION AND MERGER

            On May 21, 1999, the Company executed a Reorganization Agreement (the "Agreement") that provided that the Company and International Voice Technologies, Corp. ("IVT") would be merged and the Company would be the surviving entity. On May 25, 1999, a certificate of merger was filed with the State of Delaware. In connection with the merger transaction, the sole shareholder of IVT, received the following:

                  i)    10,000,000 shares of the Company's Class A common stock;
                        and

                  ii)   400,000 shares of the Company's Class B common stock.

            In addition, the two controlling shareholders of Visual sold 300,000 shares of the Company's Class B common stock to IVT's sole shareholder and concurrently canceled a total of 2,000,000 shares of their Class A common stock.

            The Agreement also provided that certain assets of the Company would be transferred to Communications Research, Inc., ("CRI"), a wholly owned subsidiary of Visual. It also provided that the shares of CRI would be distributed pro rata to the Class A shareholders of the Company before the issuance of the 10,000,000 shares to the sole shareholder of IVT. The stock of CRI was distributed at the rate of one share of CRI for each four shares of the Company's Class A stock.

            A finder's fee of 2,000,000 shares was issued on August 30, 1999, in connection with the reorganization.


                                      -F14-

                                IVOICE.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

NOTE 2 - CORPORATE REORGANIZATION AND MERGER (Continued)

            This merger transaction has been accounted for in the financial statements as a public shell merger. As a result of this transaction the former shareholders of IVT acquired or exercised control over a majority of the shares of Visual. Accordingly, the transaction has been treated for accounting purposes as a recapitalization of IVT and, therefore, these financial statements represent a continuation of the legal entity, IVT, not Visual, the legal survivor. Consequently, the comparative figures are those of iVoice.com. Because the historical financial statements are presented in this manner, proforma financial statements are not required.

            In accounting for this transaction:

            i) IVT is deemed to be the purchaser and surviving company for accounting purposes. Accordingly, its net assets are included in the balance sheet at their historical book values;

            ii) Control of the net assets and business of Visual was acquired effective May 21, 1999 (the "Effective Date"). This transaction has been accounted for as a purchase of the assets and liabilities of Visual by IVT at the fair value of $138,000. The historical cost of the net assets acquired was $90,780. A summary of the assigned values of the net assets acquired is as follows:

                       Cash and cash equivalents    $      191
                        Property and equipment         138,809
                          Accrued expenses              (1,000)
                                                    ----------
                          Net assets acquired       $  138,000
                                                    ==========

            iii) The statements of operations and cash flows include IVT's results of operations and cash flows from January 1, 1998 (date operations began) and Visual's results of operations from the Effective Date.


                                      -F15-

                                IVOICE.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

NOTE 3 -    PROPERTY AND EQUIPMENT

            Property and equipment is summarized as follows:

                                                        December 31,
                                                     1999          1998
                                                    ------        ------
            Equipment                              $ 8,932       $  8,186
            Furniture and fixtures                  64,312          7,743
                                                   -------       --------
                                                    73,244         15,929
            Less:  Accumulated depreciation        (17,836)        (3,186)
                                                  --------       --------
               property and equipment, net         $55,408       $ 12,743
                                                   =======       ========

            Depreciation expense for the years ended December 31, 1999 and 1998 was $14,650 and $3,186, respectively.

NOTE 4 - INCOME TAXES

            The components of the provision for income taxes are as follows:

                                                            December 31,
                                                            ------------
                                                           1999         1998
                                                         --------     --------
               Current Tax Expense
                 U.S. Federal                            $      -     $      -
                 State and Local                                -            -
                                                         --------     --------
               Total Current                                    -            -
                                                         --------     --------

               Deferred Tax Expense
                 U.S. Federal                                   -            -
                 State and Local                                -            -
                                                         ---------    --------
               Total Deferred                                   -            -
                                                         ---------    --------
               Total Tax Provision from
                   Continuing Operations$                $      -     $      -
                                                         =========    ========

            The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

               Federal Income Tax Rate                       (34.0)%
                 Deferred Tax Charge (Credit)                     -
                 Effect on Valuation Allowance                 34.0%
               State Income Tax, Net of Federal Benefit           -
                                                            -------
               Effective Income Tax Rate                        0.0%
                                                            =======

                                      -F16-

                                IVOICE.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

NOTE 4 - INCOME TAXES (Continued)

            As of December 31, 1999 and 1998, the Company had net carryforward losses of approximately $1,700,000 and $38,000 that can be utilized to offset future taxable income through 2014. Utilization of these net carryforward losses is subject to the limitations of Internal Revenue Code Section 382. Because of the current uncertainty of realizing the benefit of the tax carryforward, a valuation allowance equal to the tax benefit for deferred taxes has been established. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period.

            Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are summarized as follows:

                                                           December 31
                                                        1999        1998
                                                      --------    --------
               Net Operating Loss Carryforwards       $578,000    $12,920
               Less:  Valuation Allowance             (578,000)   (12,920)
                                                     ---------    --------
               Net Deferred Tax Assets                $      -    $      -
                                                     =========    ========

            Net operating loss carryforwards expire starting in 2007 through 2014.

NOTE 5 - DUE TO RELATED PARTY

            As of December 31, 1999 and 1998, due to related parties represents non-interest bearing advances of $21,000 and $20,000, respectively, from an officer (see also Notes 8, 9 and 10).

NOTE 6 - NOTE PAYABLE

            Note payable represented a $12,318 note payable to the Bank of New York, as of December 31, 1998. The note has been repaid as of December 31, 1999.

                                      -F17-

                                IVOICE.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

NOTE 7 - CONVERTIBLE DEBENTURES

            Convertible debentures consisted of six notes payable totaling $350,000 bearing interest at 12% per annum payable on December 1, 2000, which were sold by the Company to non-related third parties as of December 1, 1999. These debentures are convertible into shares of the Company's Class A Common Stock at the option of the holder by dividing the outstanding principal and interest by the conversion price which shall equal 50% of the average bid price during the 20 trading days before the conversion date. The convertible debentures are subject to default if the Company has not registered its shares under a regulation offering within 150 days of the effective date of the debentures (also see Note 1(m)).

NOTE 8 - COMMITMENTS AND CONTINGENCIES

            a) The Company's future minimum annual aggregate rental payments required under operating that have initial or remaining non-cancelable lease terms in excess of one year are as follows:

                   December 31,
                   2000                                       $   51,000
                   2001                                           44,800
                                                              ----------
                     Total                                    $   95,800
                                                              ==========

            Rent expense under operating leases for the year ended December 31, 1999 and 1998 was $70,185 and $1,000, respectively.

            b) The Company is committed to a monthly lease agreement for their office currently utilized as the corporate headquarters. Monthly lease payments total $1,450.

            c) During May 1999, the Company entered into a five year employment agreement with its majority shareholder (the "Executive"). He will serve as the Company's Chairman of the Board and its Chief Executive Officer for a term of five years. As consideration, the Company agrees to pay the Executive a sum of $180,000 the first year with a 10% increase every year thereafter.

            d) In connection with the Reorganization Agreement, the Company entered into a five-year consulting agreement with one of Visual's Directors (the "Director"). The agreement provides that the Director will devote his part-time efforts to:

                  o coordinating investor and public relations, including working with investment bankers in connection with public or private equity or debt funding ventures;

                  o facilitating the preparation and filing of a Form 10 or Form 10-SB registration statement with the Securities and Exchange Commission (the "SEC"),


                                      -F18-

                                     IVOICE.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999 AND 1998

NOTE 8 - COMMITMENTS AND CONTINGENCIES (Continued)

                  o the subsequent preparation and filing of periodic reports with the SEC;

                  o seeking and evaluating potential business or product line acquisitions;

                  o seeking potential sources of debt or equity financing for the Company's business activities or growth; and

                  o monitoring, and reporting to management of the Company on a monthly basis of, the activities of each of the subsidiaries, if any, of the Company; and such other activities as shall be mutually agreed upon by the parties.

                  As compensation for his services, the Director shall receive a fee of $104,000 per year provided, however, that such fee shall be paid only from up to 10% of any equity or debt funds raised by the Company. If such funds are not available for payment of the consulting fee when due, such amount shall be accrued and paid by the Company as soon as such equity or debt funds are received by the Company. If any accrued consulting fees are outstanding at the termination of the Agreement, the Company will have no further obligation to pay the Consultant any accrued fees. As consideration for entering into the Consulting Agreement, the Director received 50,000 shares of common stock of a public company received by Visual in a Settlement Agreement dated March 5, 2000.

      e) On June 2, 1999, subsequently amended January 11, 2000, the Company entered into a three-year employment agreement, expiring on May 31, 2002, with an employee. As compensation, such employee will receive a base salary and

            1) options to purchase 140,000 shares of the Company's Class A common stock; and
            2)    250,000 shares of the Company's Class A common stock.

      f) The Company is a party to a lawsuit initiated by an individual on November 1, 1999 relating to an investment made into an entity called IVS Corp. ("IVS"). This investment was made between the years 1994 and 1996. IVS was incorporated in 1993 and ceased operations in November, 1997. The majority shareholder of IVS is the majority shareholder and CEO of the Company. The Company believes this lawsuit should not exceed $4,800,000 and accordingly has established a reserve in accounts payable and accrued expenses. The Company settled this lawsuit during March 2000 (also see Note 12).


                                      -F19-

                                IVOICE.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

NOTE 9 - COMMON STOCK

            The company has two issuances of common stock:

            a)    Class A Common Stock
                  Class A common stock consists of 75,000,000 shares of authorized common stock with a par value of $.01. Class A stock has voting rights of 1:1 and as of December 31, 1999 and 1998, 54,083,663 and 10,000,000 were issued and outstanding, respectively.

                  Each holder of Class A Common stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. As of December 31, 1999 and 1998, the Company has not paid any dividends on its Common Stock.

            b)    Class B Common Stock
                  Class B Common Stock consists of 700,000 shares of authorized common stock with no intrinsic value. Class B stock has voting rights of 100 to 1 with respect to Class A Common Stock. As of December 31, 1999 and 1998, 700,000 and 400,000 were issued and outstanding, respectively (see Note 2). Class B common stockholders are not entitled to receive dividends (see Note
                  12h).

NOTE 10 - STOCK OPTIONS

            During 1997, the Company issued the following options:

            a) On December 15, 1997, issued options to purchase 75,866 shares of Class A common stock at $.12, which expired on December 15, 1999.

            During 1998, the Company issued various options as follows:

            b) On January 1, 1998, issued options to purchase 400,000 shares of Class A common stock, at an average exercise price of $1.33 for services, with expiration on January 1, 2001.

            c) On July 13, 1998, issued options to purchase 50,000 shares of Class A common stock at $.10 per share expiring in 12 months (expired).

            d) On July 14, 1998, issued options to purchase 195,185 shares of Class A common stock at $.1035 for investment banking services, exercisable within three years (see note 10).


                                      -F20-

                                     IVOICE.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999 AND 1998

NOTE 10 - STOCK OPTIONS (Continued)

            e) On October 5, 1998, issued options to purchase 1,000,000 shares of Class A common stock at $.03 (exercised).

            f) On November 23, 1998, issued options to purchase 300,000 shares of Class A common stock at $.05 (exercised).

            g) On December 22, 1998, issued options to purchase 10,000 shares of Class A common stock at $.10 for investment banking services.

            During 1999, the Company issued various options as follows:

            h) On January 5, 1999, issued options to purchase 10,000 share of Class A common stock at $.12 per share expiring in five years.

            i) On January 21, 1999, issued options to purchase 10,000 shares of Class A common stock at $.107 per share expiring in five years.

            j) On February 5, 1999, issued options to purchase 10,000 shares of Class A common stock at $.107 per share expiring in five years.

            k) On March 17, 1999, issued options to purchase 10,000 shares of Class A common stock at $.107 per share expiring in five years.

            l) On April 6, 1999, issued options to purchase 10,000 shares of Class A common stock at $.107 per share expiring in five years.

            m) On May 14, 1999, the Company issued an option to purchase 9,000,000 shares of Class A Common Stock at $.033 per share expiring in five years.

            Options outstanding, except options under employee stock option plan are as follows as of December 31,1999:


                                      -F21-

                                IVOICE.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

NOTE 10 -   STOCK OPTIONS (Continued)

            Expiration Date                      Exercise Price      Shares
            ---------------                      --------------      ------
            a) December 15, 1999 (Expired)            .1200          75,866
            c) July 13, 1999 (Expired)                .1000          50,000
            d) July 14, 2001                          .1035         195,185
            b) January 1, 2001                        .3100         100,000
            b) January 1, 2001                       1.0000         100,000
            b) January 1, 2001                       2.0000         200,000
            g) December 22, 2003                      .1000          10,000
            h-l)January - April 2004                  .1096          50,000
                                                                   --------
                                                                    781,051
                                                                   ========

            n)    Employee Stock Option Plan
                  During the year ended December 31, 1999, the Company adopted the Employee Stock Option Plan (the "Plan") in order to attract and retain qualified personnel. Under the Plan, the Board of Directors (the "Board"), in its discretion may grant stock options (either incentive or non-qualified stock options) to officers and employees to purchase the company's common stock at no less than 85% of the market price on the date the option is granted. Options generally vest over four years and have a maximum term of five to ten years. During the year ended December 31, 1999, 20,000,000 shares were reserved for future issuance under the plan of which 9,510,000 shares were granted subsequent to the adoption as detailed below:

               Optionee               Date               #Shares        Price
            -----------------        --------           ---------       -----
            Joel Beagleman           05/14/99           9,000,000       0.033
            Leo Pudlo                06/15/99             140,000       0.350
            Carolyn Mikuski          08/02/99              10,000       0.290
            Arlene Wiko              08/02/99               5,000       0.290
            Peter Spohrer            08/02/99              20,000       0.290
            Randy Gerber             08/02/99               5,000       0.290
            David B. Alberding       09/07/99              20,000       0.210
            Robert Weist             08/02/99              20,000       0.290
            Greg M. Shanken          10/15/99              20,000       0.160
            John Bianco              11/08/99             100,000       0.165
            John Bianco              11/08/99             150,000       0.210
            Derek Rowe               12/27/99              20,000       0.350
                                                        ---------
                                                        9,510,000


                                      -F22-

                                IVOICE.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

NOTE 10 - STOCK OPTIONS (Continued)

            The Company has adopted only the disclosure provisions of SFAS No.
            123. It applies Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employess", and its related interpretations in accounting for its plan. It does not recognize compensation expense for its stock-based compensation plan other than for restricted stock and options/warrants issued to outside third parties. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under its plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be increased to the proforma amounts indicated below:

                                                       For The Year Ended,
                                                           December 31,
                                                           ------------
                                                        1999             1998
                                                    -----------        --------
              Net Loss
                 As Reported                        $(1,662,702)       $     --
                                                    ===========        ========
                 Proforma                           $(1,945,123)       $     --
                                                    ===========        ========

              Basic Loss Per Share
                 As Reported                        $     (.026)       $     --
                                                    ===========        ========
                 Proforma                           $     (.031)       $     --
                                                    ===========        ========

            These proforma amounts may not be representative of future disclosures because they do not take into effect proforma compensation expense related to grants made before 1997. The fair value of these options were estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the years ended December 31, 1999 and 1998: dividend yield of 0%; expected volatility of 320%; risk-free interest rates of 5.84%; and expected life of 3.0 years.

            The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                                      -F23-

                                IVOICE.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

NOTE 10 -      STOCK OPTIONS (Continued)

The following summarizes the stock option and warrant transactions:

                                            Weighted       Other      Weighted
                                 Employee   Average       Options     Average
                            Stock Options   Exercise        and       Exercise
                              Outstanding    Price       Warrants      Price
                               ----------   --------    ----------    --------
Balance, December 31, 1997             --   $     --        75,866    $   0.12
  Granted                              --   $     --     1,955,185    $   0.06
  Exercised                            --   $     --    (1,300,000)       0.03
  Canceled                             --   $     --            --          --
                               ----------   --------   -----------    --------

Balance, December 31, 1998             --   $     --       731,051    $   0.12
  Granted                       9,510,000   $    .03        50,000    $   0.11
  Exercised                                       --   $        --    $     --
  Canceled                             --   $     --      (125,866)   $   0.11
                               ----------   --------   -----------    --------

Balance, December 31, 1999      9,510,000   $    .03       655,185    $   0.12
                               ----------   --------   -----------    --------

Outstanding and Exercisable,
 December 31, 1998                     --   $     --       731,051    $   0.12
                               ----------   --------   -----------    --------

Outstanding and Exercisable,
 December 31, 1999             9,000,000$         03       655,185    $   0.12
                               ----------   --------   -----------    --------

            The weighted average remaining contractual lives of the employee stock options is 2.5 years at December 31, 1999.

NOTE 11 - NON-RECURRING EXPENSES

            Non-recurring expenses consisted of the following for the year ended December 31, 1999:

            a)   Legal Settlements         $ 4,800,000
            b)   Merger Costs                  228,000
                                           -----------
            Total non-recurring expenses$    5,028,000
                                           ===========

            a) The Company recognized $4,800,000 of expenses relating to legal settlements. During February 2000, the Company settled a lawsuit and agreed to pay $300,000 in cash and issue 2,000,000 shares of its Class A restricted common stock valued at $4,500,000 (see Note 12b).

                                      -F24-

                                IVOICE.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

NOTE 11 - NON-RECURRING EXPENSES (Continued)

            b) In connection with the Reorganization Agreement, a consulting company received 2,000,000 shares of the Company's Class A common stock, valued at .114 per share or $228,000 for services performed. These shares were for services performed during the merger (see Note 2).

NOTE 12 - SUBSEQUENT EVENTS

            a) On March 27, 2000, the Company entered into a definitive agreement to acquire MaiSoft, Inc. ("MaiSoft"). MaiSoft possesses unified messaging technology which will be integrated with the Company's present technology. The terms of the agreement specify that the Company will pay $1,000,000 in cash and issue 2,400,000 shares of its class A common stock in exchange for certain assets of Maisoft. The agreement is subject to a repricing mechanism after one year based upon certain levels of the Company's common stock price. As of the date of this report, this transaction has not closed and it is less than probable that this transaction will close.

            b)    During February 2000, the Company settled a lawsuit (see Note
                  8F). As settlement, the Company paid $300,000 in cash and issued 2,000,000 shares of its Class A restricted common stock valued at $4,500,000.

            c) During March 2000, the Company increased its authorized shares of its Class A common stock from 75,000,000 to 150,000,000.

            d) During March 2000, 195,185 of outstanding stock options were exercised.

            e) During January, February and March 2000, the Company issued four additional 12% secured convertible debentures due December 1, 2000, totaling $150,000.

            f) On April 21, 2000, the Company executed an agreement and plan of reorganization with ThirdCAI, Inc. ("ThirdCAI"), a fully reporting holding company. The agreement stipulates that ThirdCAI and the Company would be merged and the Company would be the surviving entity. The Company will issue 50,000 shares for all outstanding shares of ThirdCAI. A finders fee of $150,000 is also payable in relation to the agreement

            g) On April 19, 2000, the Company entered into a letter of intent with an investment banking firm to issue a minimum of $1,000,000 and a maximum of $5,000,000 of 6% convertible debentures, due in one year, on a "best efforts" basis, as follows:

                  i)    $1,000,000 to $2,500,000 funded by May 10, 2000; and
                  ii) $1,000,000 to $2,500,000 funded within 60 days of the initial closing on May 10, 2000.


                                      -F25-

                                IVOICE.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

NOTE 12 - SUBSEQUENT EVENTS (Continued)

            The debentures are convertible at the lessor of :

                  (a) 50% discount of the lowest closing bid price from April 18, 2000 until the date of the initial closing; or

                  (b) a 50% discount, utilizing a twenty (20) day average closing bid price to the market price at the time of conversion for the first $2,500,000 raise. The second $2,500,000 raise will be convertible at a 50% discount, utilizing a twenty (20) day average closing bid price to the market price at the time of conversion. The Debenture may be converted at any time and must be converted within one year from the date of an effective registration.

                  The debentures and underlying securities shall be registered by an appropriate registration statement filed no later than sixty (60) days from the date of the initial closing of this offering.

            h) On April 24, 2000, the Company filed to amend its Articles of Incorporation to state that Class B common stock is convertible into its Class A common stock at a conversion rate of one share of Class B common stock for one hundred shares of Class A common stock. The conversion ratio is in relation to the voting ratio.

            i) On April 24, 2000, the Company terminated its agreement with their former investment banking firm. The Company has agreed to issue shares of its restricted Class A common stock as settlement for all obligations relating to their agreement. This settlement is not yet finalized.

            j) On March 21, 2000, 9,000,000 stock options were exercised to purchase 9,000,000 shares of the Company's Class A common stock at a strike price of $.033 (see Note 10m).

            k) During April 2000, the Company issued 37,500 shares of its Class A common stock for services rendered to two non-related individuals. These services were valued at the closing market price of the Company's Class A common stock on the date of issuance which approximated $72,000.

            l) During April 2000, the Company sold 1,750,000 shares of its Class A commons stock for approximately $750,000.

            m) On April 24, 2000, the Company entered into discussions to issue 100,000 shares of its Class A common stock to the 12% convertible debenture holders, to extend the default term of the debentures for a period of six months.


                                     -F26-

      (b)   Form 10-SB of iVoice.Com, Inc.

                                iVoice.com, Inc.
                                ----------------
             (Exact name of registrant as specified in its charter)

Delaware                                                      86-0974165
------------------------------------------------------------------------
(State of organization)             (I.R.S. Employer Identification No.)

750 Route 34, Matawan, NJ 07747
-------------------------------
(Address of principal executive offices)

Registrant's telephone number, including area code (732) 441-7700

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

            Class A Common Stock, par value $0.01 per share

ITEM 1. DESCRIPTION OF BUSINESS

                                   Background

The Company, formerly Visual Telephone International, Inc., a Delaware corporation, was incorporated in 1989, and is the successor to Booster Corporation, a publicly traded Utah corporation, incorporated in 1985.

On February 5, 1988, Articles of Amendment were filed with the state of Utah changing the name of the Company from Booster Corp. to "Kenneth Dion of Scottsdale, Inc.".

On January 23, 1990, Articles of Amendment were filed with the state of Utah changing the name of the Company from Kenneth Dion of Scottsdale, inc. to "Select Housing Associates, Inc.".

On February 2, 1990, Select Housing Associates, Inc. (a Utah corporation) was merged into Del Enterprises, Inc. (a Delaware corporation, which was incorporated on October 20, 1989).

On November 12, 1991, the name of the corporation, Select Housing Associates, Inc., was changed to "Select Resources, Inc." to differentiate it from the wholly-owned California subsidiary, Select Housing Associates.

On March 25, 1996, Certificate of Amendment were filed with the state of Delaware changing the name of the Company from Select Resources, Inc. to "Visual Telephone of New Jersey, Inc.", and on September 2, 1996 to "Visual Telephone International, Inc."

During 1995, the Company exchanged all of its Select Housing shares for 100% of the shares of Visual Telephone of New Jersey as well as changed its name to Visual Telephone of New Jersey. This name change was pursuant to a stock exchange agreement. On February 26, 1996, the Company entered into a Stock Exchange Agreement with Visual Telephone of NJ., Inc. ("Visual Telephone"), a privately held New Jersey corporation, its shareholders, and three of the principle shareholders of the Company. The purpose of the agreement was to acquire all of the outstanding shares of Visual Telephone and to spin-off Select Housing Associates, Inc. ("SHA"), a wholly owned subsidiary of the Company. As set forth in the agreement, the Company agreed to issue 5,611,000 shares to one of the two shareholders of Visual Telephone and to transfer one-half of the shares of SHA owned by the Company to Joel Beagelman, the other shareholder of Visual Telephone, in return for all of the outstanding shares of Visual Telephone. In addition, the Company agreed to transfer the other half of the shares of SHA owned by the Company to Gary W. Pomeroy and Brad W. Pomeroy in return for the cancellation of 1,111,000 shares of common stock of the Company owned by such individuals. Mr. Beagelman and the Pomeroys were directors of the Company at the time of the transaction. On February 26, 1996, the Stock Exchange Agreement was approved by the consent of shareholders of the Company owning a majority of the outstanding shares of common stock of the Company. Visual telephone would be considered a public shell (explanation to follow).

In July 1996, the Company acquired Communications Research Inc. ("CRI"). On May 21, 1999, International Voice Technologies, Corp. ("IVT") a Delaware corporation, merged into the Company. Simultaneous with the merger with IVT, Communications Research, Inc. ("CRI") was spun off and the name of the Company, Visual Telephone International, Inc., was changed to iVoice.com, Inc. Additionaly, the Company revised its trading symbol on the NASD OTC Bulletin Board to "IVOC". In consideration for merging IVT into the Company, the sole shareholder of IVT, Jerome Mahoney, received:

      a. 10,000,000 shares of Class A Common Stock issued, and

      b. 700,000 shares of Class B Common Stock. (see "Certain Transactions and Business Relationships").

      c. The firm of Toby Investments consulted on this transaction and was awarded 2,000,000 shares of Common Stock for his efforts.

During April 2000, the Company issued 37,500 shares of its Class A common stock for services rendered to Robert Keenan, who received 25,000 shares and to Ken Glynn, Esq. , who received 12,500 shares. These shares were exempt from the registration requirements of Section 5 of the Securities Exchange Act of 1934, as amended, (the "Act") as provided in Section 4(2) of that Act.

      During April 2000, the Company sold 1,750,000 shares of its Class A common stock for approximately $750,000 to Gaston Coldwater, LLC. These shares were exempt from registration pursuant to Rule 504 of Regulation D.

CRI is currently in the process of filing a registration statement to provide for the proposed distribution of CRI shares to Visual Telephone shareholders. The Visual Telephone shareholders are to receive one share of CRI for every four shares of Visual shares owned. The principal shareholders, officers and directors of Visual Telephone were Carl Ceragno and Joel Beagelman. Mr. Ceragno remained with CRI and Mr. Beagelman obtained a consulting agreement with iVoice.com.

The merger between IVT and Visual Telephone was accounted for in its financial statements as a public shell merger. In a public shell merger the shareholders of the operating company (in this case IVT) become the majority owners of the shell company (Visual Telephone), and the shareholders of the public shell company become minority shareholders.

The Company's present management team includes:

      1. Jerome R. Mahoney President and Chief Executive Officer (1)

      2. Joel G. Beagelman Vice President and Chief Financial Officer (1)

      3. Leo Pudio Vice President of Operations.

(1)  Serves as a member of the Board of Directors

Mr. Beagelman has a consulting agreement with the Company. The consulting agreement has a five year term with compensation of $104,000 per year. The Company granted Mr. Beagelman a stock option for the right to purchase up to 9,000,000 shares of Class A common stock. Mr. Beagleman also received 50,000 shares of IntermediaNet Common Stock in lieu of services provided related to the spin-off of Communications Research, Inc. and the public shell merger of IVT. The 50,000 shares of IntermedialNet was the result of a claim that arose prior to the merger between IVT and Visual Telephone where Visual Telephone purchased a license from IntermediaNet to use its video conferencing equipment. This equipment did not meet the standards as promoted by IntermediaNet thus the Company cancelled the agreement and asked for restitution for the time and monies extended. The claim was settled by IntermediaNet giving Visual Telephone 50,000 shares of its stock. This stock as of May 1999, had an estimated value of less than $5,000.

The Company's principal offices and facilities are located at 750 Highway 34, Matawan, NJ 07747 and its telephone number is (732) 441-7000.

iVoice.com. Inc., (NASDAQ BB: "IVOC"), designs, manufactures and markets voice and computer technology communications systems for small and mid-size business and corporate departments. The Company provides interactive voice response (IVR) products that allow information in PC databases to be accessed from a standard touch-tone telephone. The Company sells its products through dealer and reseller channels, as well as through OEM agreements with telecommunication and networking companies.

The Company's product strategy emphasizes the development of software as opposed to hardware, and the use of standard PC-related hardware components in its products, in part to limit its manufacturing activity.

The flagship product of the Company called INSIGHT, is a software development toolkit providing 32-bit interactive voice response (IVR) capabilities for the Windows NT platform (complete with a graphical user interface ("GUI")). INSIGHT is the current generation of the Company's product IVR (interactive voice response) Tools enabling callers to query and modify database information over their touch-tone telephone. Phone callers use their touch-tone pad to input requests, such as ordering a product, obtaining a work schedule, or requesting account balance information, and the database "speaks" information back to the caller. IVR also enables customers and businesses to conduct transactions 24 hours a day, seven days a week. INSIGHT utilizes open development languages (i.e. Microsoft's Visual Basic and Visual FoxPro, Delphi, Access and C++), database application (i.e. Oracle, Sybase, Btrieve and OBDC) and platforms such as Windows NT.

The Company also markets several call-processing features. One such feature is a Unified Messaging System, which is an inbox for all messages. Using Microsoft Outlook or a Web browser, messages are made available from anywhere in the world and can be reviewed and acted upon. With this system customers will have access to all voice, fax and e-mail messages through their PC or the telephone Unified Messaging System inbox. E-mail can be retrieved over the phone using its text-to-speech capabilities and responded to with a voice message. Faxes can also be retrieved over the phone and re-directed to any fax machine from the phone.

Other call-processing features that the Company markets are Voice Mail, Automated Attendant (allows a caller to store voice messages and to reply to a computer thus providing the ability to conduct a dialogue with a person without having to be on the same line at the same time), Interactive Voice Response (allows a caller to obtain information in voice form from a local or non-local database), Text to Speech (converts any computer readable text into intelligible sounding speech) and Speech Recognition (the process by which the PC translates spoken words into commands).

                               Recent Developments

On April 24, 2000, iVoice.com, Inc. (the "Company") entered into an Agreement and Plan of Reorganization with all the shareholders of record of all the issued and outstanding shares of ThirdCAI ("CAI"). The Company acquired all the issued and outstanding shares of CAI in exchange for US$150,000.00 and 50,000 shares of the Company's Class A voting common stock.

As of April 24, 2000, there were 3 record shareholders of the CAI's issued and outstanding stock. One of the shareholders was a corporation, of which the sole officer and director of CAI was also the President.

On February 29, 2000, the Company entered into an agreement with the Municipal Traffic Department of Shelby County, Tennnessee, which is evidenced by a purchase order. Under the terms the Company will supply Windows NT IVR Hardware and Software considerations in exchange for the quoted price of $33,199.00.

                              Product and Services

The Company possesses technology of PC/Computer Telephony Integrated ("CTI") - based call processing systems. The Company's software products enable small-to-medium sized businesses and offices to communicate by integrating their traditional office telephone systems with voice mail, automated attendant and interactive voice functions.

All the Company's products are designed to be user friendly with features that can be readily used without special training or manuals. The products run on standard open-architecture PC platforms. Thus, off-the-shelf products such as Microsoft Windows NT Server/Workstation operating systems and hardware peripheral items are compatible with iVoice.com's line of products.

The Company emphasizes the development of software and uses standard PC-related hardware components in its products. The Company's manufacturing operations consist of final assembly and quality control testing of materials, subassemblies and systems. Third party vendors are used for hardware components such as PCs, circuitboards, application cards, faxboards and voiceboards. The Company obtains voiceboards from Natural Micro Systems and Dialogic, both domestic suppliers.

INSIGHT is the Company's flagship product. This is a software development toolkit which provides 32-bit interactive voice response for the Windows NT platform plus a graphical user interface ("GUI"). INSIGHT enables callers to query and modify database information over their touch-tone telephone. Here callers use their touch-tone pad to input requests, such as ordering a product, obtaining a work schedule, or requesting account balance information upon which the database "speaks" information back to the caller. INSIGHT includes over 500 built-in voice prompts, which enable users to easily incorporate telephony into their database applications.

Some of the features and functions that INSIGHT provides are as follows:

      1. Windows NT based INSIGHT supports the windows NT platform, a powerful, reliable operating environment that allows for numerous advanced interactive voice response ("IVR") applications.

      2. MICROSOFT NT based INSIGHT supports the MICROSOFT NT platform. The Company has updated this system to incorporate an Internet Access Tool, which can be either connected to the IVR system or ran as a standalone. This system also has a Graphical User Interface. This application also provides for Internet access to the system.

Once logged onto the Internet, access to the IVR system is accomplished by clicking on a hypertext link for your browser. Upon entering the IVR system, the response prompts are in text form rather than voice form. The user can enter selections and get information by clicking on icons or choosing items from menus.

Some of the Internet applications available are order processing and transactions, database integration, questions and queries, account status, delivery information, funds transfer and claims information.

The following call-processing features are also available with the above platforms:

      1. IVR: Permits a caller to obtain requested information in voice form from a local or non-local database. Examples of IVR range from simply selecting announcements from a list of options stored in the computer (also know as Audio Text) to more complex interactive exchanges such as querying a database for information.

      2. Speech Recognition: The process by which the PC translates spoken words into commands. You may now speak to all of your Voice Mail or IVR Applications.

      3. Unified Messaging: Unified messaging is a unified inbox application for windows NT auto attendant/voice mail system and Windows NT Interactive Voice Response ("IVR") system. With Unified Messaging, e-mail, voice mail and faxes can be handled through a desktop PC or the telephone.

All messages can be viewed and acted upon in order of importance via Microsoft Outlook or a Web Browser. E-mail can also be retrieved over the phone, using text-to-speech, and responded to with a voice message including directed to a fax machine.

      4. IVR/WEB Applications: With the INTERNET access for the IVR system, you "DIAL" the system by clicking on a hypertext link from your browser. The system responds the same way, except in text form, and not the normal voice prompt. You may enter selections and get information by clicking on icons or choosing items from menus.

      5. Voice Mail: Voice mail allows a caller to store voice messages and reply via the computer. This method provides the caller to conduct a dialogue with another person without having to be on the same line at the same time. As with most voice mail systems, the caller can record, store and delete messages and direct messages to multiple subscribers.

      6. Speech Enabled Auto attendant: The Automated attendant allows a caller to direct a computer to switch the call to a telephone extension different from the one dialed, without the manual intervention of an operator .

                                  New Products

The Company is presently focusing on upgrading and enhancing existing products, thus no new products are scheduled to be released other than upgraded products in the immediate future.

1. Full toolkit from Entropic/Microsoft agreement, enabling this software to be dialog based, have an interactive understanding of a sentence.

2.    ACD call center applications.

3.    PBX telephone system development, with IP telephony.

                                    Marketing

The Company's marketing strategy is to focus getting its product in front of small-to-medium sized offices emphasizing that their products are user friendly, easy-to-use PC-based processing products that offer integrated access to a broad range of communication avenues with other people and information sources. The Company's strategy is built around the following five basic elements:

      1. Emphasize Software, Not Hardware- the Company concentrates its development efforts on software rather than on the design or modification of hardware. By emphasizing software solutions to meet its customer's needs, the Company can create the most value of its products.

      2. Use Standard, Microsoft Windows NT Based Architecture, Open Systems and Hardware- The Company's products use standard, open-architecture PC platforms and operating systems rather than proprietary computer hardware and operating systems. As a result, the Company can quickly adopt to new PC-based technologies, leveraging the substantial investments made by third parties in developing these new technologies for the PC environment. In addition, the user of available hardware components and software minimizes the Company's manufacturing activity which reduces the overall cost of its products.

      3. Focus on Small -to-Medium sized Offices- The Company's products are designed for use by small to medium sized businesses and offices in a wide range of markets, including manufacturing, retail, service, healthcare and government settings. Here the Company's products offer many of the features that are available by the large, proprietary call processing systems, but at a price that is more affordable to its target market.

      4. Make Products that are Easy to Install, Modify and Use- the Company strives to maximize ease of use for the installer, the systems manager and the user- This is accomplished by designing the products to be "people - oriented," by having product features that can be used without the need for special training or manuals. One examples of this user oriented philosophy is exhibited in the Company's voice mail product which has user prompts that encourage conversation between callers and subscriber, plus the software has simplified installation screens and menus for ease of installation.

      5. Minimize distribution Overhead- The Company is able to achieve broad market coverage domestically via a direct sales force, a nationwide network of independent telephone system dealers and OEM representatives. This structure both minimizes the Company's selling overhead and maximizes its product exposure, plus making available funds for product development

The Company's method to get product in front of its target market is through four sales people, two telemarketers and several independent sales reps. These people contact the end users directly. The strategy is to increase the direct sales force and establish more satellite locations to better serve clients. In addition the Company will expand product awareness through displaying the products at show/conventions and through literature.

The Company is unsure as to the timing and size and results fo the marketing efforts that will be necessary in order for the Company to become profitable.

                                    Customers

As covered in the marketing section, the Company's customers are small-to-large sized offices.

The Company is not dependant on any one or few customers.

                                  Fee Structure

Unless special arrangements are made, the Company expects 50% down on any product purchased with the Balance upon completion of installation. The Company accepts company checks or Visa/Mastercard.

                                Business Partners

The Company has agreements with Nuance and Entropic (owned by Microsoft), whereby these companies have released their Interactive Voice Response ("IVR") proprietary codes for evaluation by the Company in achieve a tighter integration of IVR not their phone systems.

                              Recent News Releases

MaiSoft, Inc.

On February 15, 2000 a letter of intent ("LOI") was signed whereby the Company would acquire Maisoft Inc., of Laguna Hills, CA. Maisoft Inc., is a developer, manufacturer and supports open system-based advanced computer telephony products, specializing in voice processing and data processing servers known as unified messaging. The Maisoft "Office Messenger" server for Windows NT was awarded the "Product of the Year" for 1999 by CTI Magazine (now "TMC Communications Solutions Magazine").

On April 17, 2000, the Company entered into an acquisition agreement with Maisoft. Under the terms of the agreement, the Company agreed to purchase, accept and acquire 100% of the issued and issued and outstanding, goodwill of and all right, title and interest of Maisoft. As consideration, the Company will pay $1,000,000.00 in certifiable funds to the two principal shareholders of Maisoft. The Company also will pay $6,000,000.00 in the Company's common stock, which would be subject to lock up from trading. The value of such stocks would be the lowest price of the Company's stock as of March 3, 2000.

On April 20, 2000, the Company entered into a Second Supplemental Agreement to Acquisition Agreement with Maisoft. Under the terms of the supplemental agreement, the POP3 integration with direct connection to an ISP (POP3) is to be completed and delivered on June 1, 2000. On May 25, 2000, Maisoft is to put the source code in escrow. In consideration of these terms, the Company will place $1,000,000.00 and 2,400,000 shares of common stock in escrow.

On April 27, 2000, the Company entered into a Third Supplemental Agreement to Acquisition Agreement with Maisoft due to the fact that the Company could not meet the terms of the above-referenced agreement by the specified time. Under the terms of the third supplemental agreement, Maisoft will only sell its "Unified Messaging Source Code" including "MAPI" and "POP3" to the Company for $400,000. The Company will not supply any funds for salaries, rent, etc. until May 25, 2000. The Company has notified Maisoft that it can only purchase the source codes as discussed in the Third Supplemental Agreeement.

Michaels Stores, Inc.

On January 27, 2000, iVoice.com announced that it was in negotiations to receive an order to purchase a speech-enabled locator system. The development is complete and this system will be installed sometime mid-April. This system will enable Michaels'customers and prospects to locate the store nearest to them by simply saying their zip code through their phone.

411 Technologies, LLC

On February 3, 2000, iVoice announced that it received a contract to develop software to access Internet by dialing a toll-free number. The system is currently under development with an estimated installation date in the May to June 2000 timeframe. This system will allow telephone users voice access to the Internet obtaining such information as stock quotes, news and weather, plus additional sites as they become available.

Panam Wireless, Inc, d.b.a CELPAGE

On February 8, 2000, iVoice announced that it received a contract to provide, install and maintain the hardware and software of the Celpage system currently under development. The system is scheduled to be delivered in April or May 2000. This Voice Processing Platform can handle over 100,000 subscribers at any given time.

On February 9, 2000, the Company entered into a Software/Hardware Maintenance Agreement with Panam Wireless, Inc. d/b/a CELPAGE (CELPAGE). Under the terms of the agreement, the Company will provide the maintenance of the Software and Hardware (Application Generator, Database and Dialogic Boards) for CELPAGE at an annual rate of 10% of total cost.

                            Sales by Geographic Area

North East - 70%

Approximately 30% elsewhere in the continental USA.

                                   Competition

The call-processing industry is highly competitive, especially the segment of the industry that supplies call-processing systems to small and medium-sized business offices. The Company believes that the competitive pressures it faces will only intensify, which is based on the recent new entrants into the market coupled by the stronger presence of competition via the merging of smaller companies. This level of competition puts pressure on product pricing and thus margins.

Presently the Company's principal competitors fall into two categories: 1) telephone equipment manufacturers that offer their own call-processing systems or offer their systems as private labels (for example, AT&T, Rolm Co. and Toshiba America Information Systems, Inc.), and 2) independent call-processing system manufactures, whose products integrate with multiple telephone systems and either are based on proprietary hardware (for example, Centigram communication corporation, Octel Communications Corp., and VMX, Inc.) or are PC based similar to the Company's products (for example, Applied Voice Technologies Inc., Microlog corporation and Active Voice corporation).

Currently 90% of the Company's sales have been through its direct sales and 10% through its dealer channel. The Company in facing the competitive pressure, emphasizes product pricing, system features, ease of product use, installation technical and sales support and product reliability.

                                    Suppliers

Dialogic, Bicom, iTox (a DFI company) and Ingram-Micro.

                  Government Regulation or Government Approval

Through our strategic alliance with Engineering Professional Associates (EPS), their GSA Schedule is utilized.

                            Research and Development

The Company's research and development efforts focus on enhancing its existing product line, focusing on technological enhancements coupled with the ease of use and reliability of its products. Note that in 1999 there were no funds expended in R&D. The Company has been focusing its efforts on business development and intends to renew its R&D program in the year 2000.

                        Patents, Trademarks and Licenses

The Company possesses Licensing Agreements with Nuance Com., Entropic (owned by Microsoft) and Lemout & Hauspie (L & H)

                                    Employees

The Company employs 13 full time employees. None of the employees is represented by a labor organization and the Company is not a party to any collective bargaining agreements.

                                  Risk Factors

The Company's business is subject to numerous risk factors, including the following:

Limited History of Operations:

As a company with limited operating history, it will be subject to all of the risks, uncertainties and lack of standing generally associated with new enterprises. Despite the fact that the Company's Chief Executive Officer has substantial experience in dealing with the target market, there can be absolutely no assurance that the Company will be able to survive in the highly competitive and rapidly changing environment of the call processing arena. See "Business".

Limited Working Capital:

The Company currently has limited working capital. Even if the Company successfully puts its marketing, research and development, manufacturing and sales programs in order, it is possible that it will require additional funds to enable it to implement its advertising and marketing programs and to expand into other available market segments. See "Financial Statements".

No Restrictions of the Activities of the Company:

Neither the Common Shares nor any other agreement restricts the activities of the Company with respect to other borrowings or the use of its assets or the future income to secure Company debts or borrowings for any purpose, including the acquisition of assets of any nature.

Dividend Policy - No Dividends in Immediate Future :

The Company has no plans to pay any dividends in the near future. The Company intends to retain all earnings, if any, in the foreseeable future, for use in its business operations.

Continuing Operating Losses:

iVoice.com has recently generated operating losses. During the fiscal year ended December 31, 1998, the Company had a net loss of $37,692 on $626,486 of revenue and for year ended December 31, 1999 a net loss of $6,054,364 on revenue of $776,773. There can be no assurance that the Company will generate operating income or net income in the future.

Thus, the Company is an operating entity that has a continuing need for additional capital for use in its present business activities and proposed expansion.

Unpredictability of Future Revenues:

As a result of the Company's limited operating history and the emerging nature of the voice communications industry and the Internet, the Company is unable to forecast its expenses and revenues accurately. The Company believes that due primarily to the relatively brief time call processing has been available to the general public, there has not yet been developed, implemented and demonstrated a commercially viable business model from which to successfully operate any form of voice communications and Internet-based product and/or service business. The Company's current and future estimated expense levels are based largely on its estimates of future revenues and may increase because many of its operating expenses are either fixed, such as rent for office space, or subject to likely increases. Few, if any, of the Company's operating expenses can be quickly or easily reduced, such as the laying off of personnel, in a manner which would not cause a material adverse effect to the Company's business, financial condition and operating results. In addition, the Company may be unable to adjust spending in a timely manner to compensate for any unexpected expenditures; and a shortfall in actual revenues as compared to estimated revenues would have an immediate material adverse effect on the Company's business, financial condition and operating results.

Reliance on Management. The success of the Company depends significantly upon the efforts of the Chief Executive Officer, Jerome R. Mahoney. See "Management". The loss of services of Mr. Mahoney would likely have a materially adverse effect on the business and the future prospects of the Company. See "Management
- Employment Agreement." .

Jerome R. Mahoney, Chief Executive Officer and Director, entered into a five (5) year employment agreement with the Company on April 28, 1999. The Agreement called a base salary of $180,000 per year which will be increased by 10% annually. If Mr. Mahoney terminated by the Company without cause, he will be entitled to full base salary through the Date of Termination at the rate equal to the greater of the rate in effect on the date prior to the Change Control and the rate in effect at the time Notice of Termination is given, plus all other amounts to which the Executive is entitled under any compensation plan of the Company in effect on the date. See "Management - Employment Agreement".

Supermajority Voting Control Rights. Jerome Mahoney, CEO, has super majority voting control rights through ownership of 700,000 shares of Class B stock, which provides for 100 votes per share or 70,000,000 votes.

Competition. The call-processing industry in general is highly competitive, and the Company believes that the competitive pressures it faces are likely to intensify. The segment of the industry that supplies call-processing systems to small and medium-sized business offices is also extremely competitive, having endured intense price competition and pressure on margins on the past few years.

Technical Change and Product Obsolescence. The ability of the Company to compete successfully in the call-processing market that is characterized by rapidly changing technology will depend in part upon its ability to continually advance its technology and to develop new applications and designs for its products. See "Business."

Y2K. The Company did not experience Y2K problems with its systems nor with any of its vendors or clients systems.

Forward Looking Statements

This registration statement contains forward-looking statements that are based on the Company's beliefs as well as assumptions made by and information currently available to the Company. When used in this registration statement, the words "believe," "endeavor," "expect," "anticipate," "estimate," "intends," and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions, including, without limitation, the risks and uncertainties concerning technological changes, increased competition, and general economic conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. The Company cautions potential investors not to place undue reliance on any such forward-looking statements, all of which speak only as of the date made.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                              Results of Operations

Fiscal Year Ended December 31, 1999 Versus Year Ended December 31, 1998

Sales for the year ended December 31, 1999 were $776,773, an increase of $150,287 or 24% over the prior years sales of $626,486. The increase was a result of increased marketing efforts.

Unless special arrangements are made, the Company receives 50% of the contract as a down payment on any product purchased with the balance due upon completion of the installation. The Company recognizes its revenue using the percentage of completion method. As of December 31, 1999, the Company has an additional $567,300 of contracts for which work has not yet been started. These contracts will begin in January 2000. The Company accepts company checks or Visa/Mastercard. The increase in receivable is due to the recording of two large sales in December 1999.

The Company's gross profit for the year ended December 31, 1999 increased $252,471 or 103% December 31, 1998 to $496,456 from $243,985 in 1998. The
Company's gross margin percentage for the twelve months ended December 31, 1999 was 63.9% versus 38.9% for the prior year. This represents a 25% increase over the gross profit percentage recorded for the same period prior year. This increase is a result of changes in some of the components included in the systems sold where the components themselves had a lower cost then the replaced component thus increasing the margin of the overall system. The rate should remain stable unless a similar situation with components should arise again or more products with different margins are added to the product line.

Operating expenses increased from $281,677 for the year ended December 31, 1998 to $6,514,361 for the year ended December 31, 1999 or an increase of $6,232,684. This increase is a result of increase of $940,424 in general and administrative expenses attributable to commissions and salaries to the Company's executives, an increase of $135,022 in selling expenses , an increase in depreciation of $68,732, a onetime charge of $31,000 for obsolete inventory. Plus now recurring expenses totaling $5,028,000, which consist of a $4,800,000 legal settlement charge and $228,000 in merger costs.

The net loss from operations for the year ending December 31, 1999 was $6,017,905 compared to $37,692 for the year ended December 31, 1998 or an increase of $5,980,213.

Other expense of $1,162,405 are non-recurring expenses consisting of $500,000 legal settlement charge, $427,113 in outside services and $228,000 in merger costs

                         Liquidity and Capital Resources

The Company is funding its current operations principally from its operations. However, the Company is operating on a negative cash flow basis and anticipates it will require additional financing during the final quarter of 2000. To achieve the Company's growth potential it will requires additional amounts of capital. There is no assurance that the Company can obtain any such financing on terms that will enable the Company to implement its long-term growth strategy. According, the Company's viability for the foreseeable future is questionable if additional funding is not obtained. The Company will attempt to obtain such funds through venture capital, or other private or public financing. Currently, the Company is not seeking funding. The Company has started to reduce spending in order to cover day to day operations as best as possible with current cash flow. However, there can be no assurance that such funds will be available, or if available, the cost of such funds to the Company.

                             Material Commitments -

Jerry Mahoney. President, Chairman of the Board and Chief Executive Officer andChairman. The Company entered into an employment agreement with Mr. Mahoney on April 28, 1999 that commenced on May 1, 1999 and terminates on April 30, 2004. It provides for a base salary of $180,000 per year which will be increased by 10% annually.

Leo Pudio. Vice President of Operation. On June 2, 1999, the Company entered into a three (3) year employment agreement with Mr. Pudio. Thae agreement called for a base salary of $80,000 with annual increases. In addition, Mr. Pudio was granted stock options to purchase 140,000 shares of class A common stock of the Company at $0.35 per share. In addition within sixty (60) days for signing the agreement, Mr. Pudil was granted 250,000 shares the Company's Class A common stock.

Joel G. Beagelman. Secretary and Treasurer and Chief Financial Officer. On May 21, 1999 the Company entered into a five (5) year consulting agreement with Mr. Beagelman. The agreement for a fee of $2,000 per week subject to certain performance criteria. A subsequent amendment to this agreement granted Mr. Beagelman stock options for the right to purchae up to 9,000,000 shares of the Company's Class A common stock. This stock option was exercisable immediately.

                                Asset Management

The Company manages its inventory by ordering specific hardware and software for just in time delivery for each installation. The hardware is received checked modified and shipped to each jurisdiction for installation within a short period of time. Therefore, the Company usually maintains in inventory only the equipment needed for programming and testing, Inventory may also include the hardware needed for a customer's installation that may already be shipped. For the year ended December 31, 1999, the inventory balance was a nominal $10,140.

As of December 31, 1999 most of the Company's receivable are due under contracts with various customers. Accounts receivable as of December 31, 1999 was $31,726.

                     General Risk Factors Affecting Results

Rapid technological change as well as changes in customer requirements and references characterize the software industry. The Company believes that its future quarterly results will depend in large part upon its ability to offer products that compete favorably with respect to price, product reliability, performance, range of useful features ease of use, continuing product enhancements, reputation, support and training. Further, increased competition in the market for call processing systems could have a negative effect on the Company's results of operations.

Due to the factors noted above, the Company's future earnings and stock price may be subject to significant volatility, particularly on a quarterly basis. Any shortfall in revenues or earnings could have an immediate and significant adverse effect on the trading price of the Company's stock and warrants.

ITEM 3. DESCRIPTION OF PROPERTY.

On March 15, 2000 the Company entered into a lease for approximately 8,000 square feet of office space to house its corporate headquarters and research facilities. The office is located at 750 Highway 34, Matawan, New Jersey 07747. The term of the lease is for two years with a monthly rental of $11,000.

On May 21, 1999 the Company also entered into a lease for 1,500 square feet for one and one half years from Mejor Angora, L.L.C., at 282 Grand Avenue, Englewood, New Jersey at an annual rental of $19,800 per year with certain escalations. The Company also uses this space for its first "satellite" sales office.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth each person known to the Company, as of May 1, 2000, to be a beneficial owner of five percent (5%) or more of the Company's common stock, by the Company's directors individually, and by all of the Company's directors and executive officers as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

                                                Shares
                  Name/Address                    Beneficially     Percentage
Title of Class    of Owner                        Owned            Ownership

Common    Jerome R. Mahoney             80,450,000(1)          57.3%
          750 Highway 34
          Matawan, NJ 07747

Common    Joel Beagelman                 8,500,000(2)          12.1%
          750 Highway 34
          Matawan, NJ 07747

Common    Leo Pudio                       250,000               .35%
          750 Highway 34
          Matawan, NJ 07747

Common    All Officers & Directors     89,200,000              63.5%
          As a Group (3 individuals)

1. Includes 450,000 Class A common stock shares held by his minor children and 700,000 Class B common stock shares held by Mr. Mahoney that may vote an equivalent of 70,000,000 Class A common stock shares and may be converted into a like number of Class A common stock shares.

2.    Includes 100,000 held by his daughter.

There are no arrangements known to the Company that at a later date may result in a change in control of the Company.

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The members of the Board of Directors of the Company serve until the next annual meeting of the stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

There are no agreements for any officer or director to resign at the request of any other person, and none of the officers or directors named below is acting on behalf of, or at the direction of, any other person.

Information as to the directors and executive officers of the Company is as follows:

Name                          Age   Position

Jerome R. Mahoney              39   President, Chairman of the Board,
                                    Chief Executive Officer and Director

Joel G. Beagelman              57   Chief Financial Officer
                                    Secretary/Treasurer/Director

Leo Pudio                      50   Vice-President of Operations

Jerome R. Mahoney; Chief Executive Officer/President/Director

Jerome R. Mahoney, has been Chief Executive Officer and a director of the Company since May 21, 1999. Prior to joining the Company, Mr. Mahoney founded Voice Express, Inc. a New York Company, in 1989. Voice Express sold voice mail systems, telephone system service contracts and installed these systems. Mr. Mahoney sold Voice Express Systems in 1993 and joined Executive Information Systems where he was until 1988, at which time he was the Director of National Accounts. From 1993-1997 Mr. Mahoney was President of IVS Corp., and on December 17, 1997 he established International Voice Technologies (IVT), which merged with the Company on May 21, 1999. Mr. Mahoney received a B.A. in finance and marketing from Fairleigh Dickinson University, Rutherford, N.J. in 1983.

Joel G. Beagelman; Chief Financial Officer/Secretary/Treasurer/Director

Joel G. Beagelman has been the Chief Financial Officer for the Company since May 21, 1999 and a Director of the Company since 1998. From 1963 through 1972, Mr. Beagleman was a Sales Manager and Designer for Nationwide Corrugated Container and from 1972 through 1978, Mr. Beagelman was the founder and president of National Fiber Corp., a broker of corrugated products and point-of-purchase displays. Mr. Beagleman sold National Fiber in 1978 and acted as president of Fast-Pak Container Corporation from 1979 through 1995. From 1995 to May 21,1999 Mr. Beagelman actively ran Visual Telephone International as President. Mr. Beagelman received an AAS degree in Business Technology in 1968 from the City University of New York and in 1987, a BA degree in Economics, Law and Labor Studies from the William Paterson University.

Leo Pudio; Vice-President of Operations

Leo Pudio. has been Vice President of Operations since June, 1999. Mr. Pudio was formerly Vice President of Computer Associates, along with 10 years of consulting experience in the telephony and computer industry.

There is no family relationship between any of the officers and directors of the Company. The Company's Board of Directors has not established any committees.

                              Conflicts of Interest

The Company does not currently have a right of first refusal pertaining to opportunities that come to management's attention insofar as such opportunities may relate to the Company's proposed business operations.

The officers and directors are, so long as they are officers or directors of the Company, subject to the restriction that all opportunities contemplated by the Company's plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to the Company and the companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. Subject to the next paragraph, if a situation arises in which more than one company desires to merge with or acquire that target company and the principals of the proposed target company have no preference as to which company will merge or acquire such target company, the company of which the President first became an officer and director will be entitled to proceed with the transaction. Except as set forth above, the Company has not adopted any other conflict of interest policy with respect to such transactions.

                         Investment Company Act of 1940

Although the Company will be subject to regulation under the Securities Act of 1933 and the Securities Exchange Act of 1934, management believes the Company will not be subject to regulation under the Investment Company Act of 1940 insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations that result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.

ITEM 6.     EXECUTIVE COMPENSATION

The following table summarizes the compensation earned and paid by the Company to each Officer and to all Executive Officers as a group for services rendered in all capacities during the year ended December 31, 1999:

                           Summary Compensation Table

                     Annual compensation            Long-term compensation
                     ---------------------------------------------------------

                                                 Awards                Payouts
                                                 -----------------------------

                                                   Other               Securities
                                                   Annual  Restricted  underlying  LTIP    All
                                          Bonus    Comp.   Stock       options /   Payouts other
Name and Position       Year   Salary($)  ($)      ($)     Awards ($)  SARs (#)    ($)     Comp.($)
---------------------------------------------------------------------------------------------------
Jerome R. Mahoney,
CEO/President/Director  1999    $180,000

Joel G. Beagelman,
CFO/Secretary/Treasurer
Director                1999     104,000

Leo Pudio,
Vice-President of
Operations              1999      80,000

                      Option /SAR Grant in Last Fiscal Year

                                Individual Grants

                           Number of      Percent of total
                          securities        options / SARs
                          underlying          granted to      Exercise or
                        options / SARs    employees in last    base price
Name                     Granted (#)         fiscal year         ($/sh)          Date
Leo Pudio               140,000 (1)                            $.35/sh        June 15, 1999

(1) On June 15, 1999, as part of the Employment Agreement, Mr. Pudio was granted stock options to purchase 140,000 shares of class A common stock of the Company at $0.35 per share. The option may be exercised at any time commencing on the one year anniversary of the Commencement Date as to an aggregate of one-third of the total shares granted on the commencement date. An additional one-third of the total shares granted on the Commencement Date becoming exercisable upon each succedding anniversary of the Commencement Date.

The Directors who are employees of the Company receive no compensation for their services as Directors, either on an annual basis or for each meeting. Directors are not reimbursed for any expenses they may incur in attending meetings of the Board of Directors.

                              Employment Agreements

Jerome Mahoney. The Company entered into an employment agreement with Mr. Mahoney on April 28, 1999 that commenced on May 1, 1999 and terminates on April 30, 2004. It provides for a base salary of $180,000 per year which will be increased by 10% annually.

Leo Pudio On June 2, 1999, the Company entered into a three (3) year employment agreement with Mr. Pudio. Thae agreement called for a base salary of $80,000 with annual increases. In addition, Mr. Pudio was granted stock options to purchase 140,000 shares of class A common stock of the Company at $0.35 per share. In addition within sixty (60) days for signing the agreement, Mr. Pudil was granted 250,000 shares the Company's Class A common stock.

Employee Stock Option Plan

The Company adopted the Employee Stock Option Plan ( the "Plan") in order to attract and retain qualified personnel. Under the Plan, of compensation committee of the Board of Directors, in its discretion may grant stock options (either incentive or non-qualified stock options) to officers and employees. The terms and conditions upon which the options may be exercised are set out in the Plan. To date, options for the right to purchase 490,000 Class A common stock shares have been granted under the Plan and remain unexercised. The Plan is intended to provide a method whereby employees of the Company and others who are making and are expected to make substantial contributions to the successful management and growth of the Company are offered an opportunity to acquire Common Stock as an incentive to remain with the Company and advance its interests.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In April, 1999, the Company granted Jerome Mahoney the right to annual increases of 10%. On May 21, 1999, Jerome Mahoney was issued 10,000,000 class A shares and 700,000 shares of Class B for the acquisition of IVT. Each Class B share hav a voting equivalent equal to 100 Class A shares and may be converted into an equal number of Class A shares.

On June 5, 1999, Saraj Tschand (Founder and owner of Parwan Electronics), received 3.2 million shares of the Company in exchange for the Company receiving all of Parwan's pre-developed software code. Parwan retained its existing international clientele but cannot sell to new or existing accounts.

ITEM 8. DESCRIPTION OF SECURITIES.

The Company has authorized capital stock of 150,000,000 shares of Class A Common Stock, par value $.01 per share and 700,000 shares of Class B Common stock, par value $.01 per share.

Each holder of Class A Common stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. The Company has not paid any dividends on its Common Stock, and none are contemplated in the foreseeable future. It is anticipated any earnings that may be generated from operations of the Company will be used to finance the growth of the company. See "Risk Factors -Lack of Dividends". Holders of Class B Common stock are not entitled to receive dividends.

Holders of Class A Common stock are entitled to one vote for each share held of record. There are no cumulative voting rights in the election of directors. Thus the holders of more than 50% of the outstanding shares of Common Stock can elect all of the directors of the Company if they choose to do so. No one shareholder beneficially owns more than 50% of the Company's Class A Common Stock. A total of 70,431,061 shares of Class A Common stock are outstanding. Jerry Mahoney is the sole owner of Class B Common Stock. There are 700,000 shares of Class B Common stock issued and outstanding. Class B Common stock has voting rights of 100 to 1 providing for each Class B Common Stock share has 100 Class A Common Stock votes.

The holders of Class A Common Stock have no preemptive, subscription, conversion or redemption rights. Upon liquidation, dissolution or winding-up of the Company, the holders of the Class A Common Stock are entitled to receive pro rata the assets of the Company. The holders of Class B Common Stock have the right to convert each share of Class B Common Stock for one hundred shares of Class A Common Stock. Holders of Class B Common Stock are not entitled to receive pro rata the assets of this Company.

                         Shares Eligible for Future Sale

These shares would be eligible for sale in the public market subject to the conditions and restrictions of Rule 144. Rule 144 provides in part that a person who is not an affiliate of the Company and who hold restricted stock for a period between one and two years may sell all or part of such securities. An affiliated person would have to hold the restricted securities two years before gaining the ability to sell all or part of such securities. Sales under Rule 144 are also subject to certain provisions relating to the manner and notice of sale and availability of current public information about the Company.

Note that if companies currently quoted on the OTC Bulletin Board do not comply with the new NASD rules, their shares will only be quoted in the less automated "Pink Sheets", a system run by the National Quotation Bureau, Inc. The "Eligibility Rule Phase-In Schedule" published by NASD, requires that the Company become fully reporting by May 1, 2000. The vast majority of Broker-dealers generally do not engage in the sales or trading of securities of a "non-reporting" issuer. Development of a trading market is limited by the of regulations under Rule 15c2-11 of the 1934 Act which require that before a broker-dealer can make a market in the Company's securities the Company must provide these broker-dealers with current information about the Company. The Company presently has formulated no specific plans to distribute information to broker-dealers and probably will only do so if there appears otherwise to be adequate interest in making a market in the Company's securities. Furthermore, in view of the absence of an underwriter and the nature of the Company as a "non-reporting" issuer, there is virtually no likelihood that a regular trading market will develop in the near future or that if developed it will be sustained. Accordingly, an investment in the Company's Common Stock should be considered highly illiquid.

If in the future the Company exceeds $10 million in assets, it would have to register as a reporting issuer under rule 12(g) of the 1934 Act. In such event, the Company is prepared to register as a reporting company and thereafter to comply with the reporting requirements of the 1934 Act.

Restrictions on Transferability of Securities:

The common stock shares of the Company (the "Common Stock") have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"). The Common Stock may not be acquired with a view to immediate resale or distribution thereof. Accordingly, the Common Stock may be offered, sold, resold, transferred or otherwise disposed of directly or indirectly pursuant to exemptions from the federal and state securities laws. The Company makes no representation in respect to or assumes any responsibility for the availability of any exemption or for undertaking to register the Common Shares. Although public trading in the Company's securities is not prohibited, there may be no public market for its Common Shares and there can be no assurance that a market will develop. See "Description of Securities".

Resale Restrictions. Various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for "penny stocks", which makes selling them more difficult.

"Penny Stock" Issues. The shares of the Common Stock are "penny stocks" as defined in the Exchange Act, which are traded in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Furthermore, if the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, m investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission's rules may limit the number of potential purchasers of the shares of the Common Stock.

If the Company can meet the listing requirements in the future, management intends to apply to include the shares of the Common Stock being registered hereby for quotation on The NASDAQ SmallCap Market operated by The NASDAQ Stock Market. The Common Stock has not yet been approved for quotation on The NASDAQ SmallCap Market and there can be no assurance that an active trading market will develop or if such market is developed that it will be sustained. The NASDAQ Stock Market recently approved changes to the standards for companies to become listed on The NASDAQ SmallCap Market, including, without limitation, new corporate governance standards, a new requirement that companies seeking listing have net tangible assets of $2,000,000, market capitalization of $35,000,000 or net income of $500,000 and other qualitative requirements. If the Company is unable to satisfy the requirements for quotation on The NASDAQ SmallCap Market, trading in the Common Stock being registered hereby would continue to be conducted on the OTC Bulletin Board. Even if the shares of the Common Stock are listed for quotation on The NASDAQ SmallCap Market, the market price of the shares must remain above $5.00 per share or else such shares will be subject to the "penny stock" rules of the Commission discussed above. If the market price of such shares falls below $1.00 per share, such shares will be delisted from The NASDAQ SmallCap Market and will once again be quoted on the OTC Bulletin Board.

In addition to the recent changes in The NASDAQ SmallCap Market listing requirements discussed above, the National Association of Securities Dealers, Inc. (the "NASD") has recently announced changes in the requirements for continued quotation on the OTC Bulletin Board. Essentially the new rules require OTC Bulletin Board companies to become a "reporting company" under the Securities Exchange Act of 1934. If the Company cannot comply with this NASD rule by the Eligibility Rule Phase-In Schedule, the Common Stock will only be quoted in the less automated "Pink Sheets", a system run by the National Quotation Bureau, Inc. The "Eligibility Rule Phase-In Schedule" published by NASD, requires that the Company become a "reporting company" by May 17, 2000 or the Company's Common Stock will be traded in the "Pink Sheets". It is anticipated that the transaction with ThirdCai, Inc. and reported in Item 2 of the Current Report on Form 8-K dated April 26, 2000, will satisfy this requirement. There can be no assurance that an active trading market will develop for the shares of the Common Stock in the "Pink Sheets" or if such market is developed that it will be sustained.

                                     PART II

ITEM 1.     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

The Company's common stock is quoted on the NASD OTC Bulletin Board in the United States under the symbol IVOC.

                                           Market Price

                                        High           Low

1999 (1)

Second Quarter 1999 (2)               $.6875          $.32

Third Quarter 1999                      $.33         $.125

Fourth Quarter 1999                     $.34         $.125

2000

First Quarter 2000                   $5.9375          $.29

(1) Trading prices only available since May 28, 1999.

Since April 24, 2000 NASD added the additional trading symbol "E" to the Company's trading symbol recognizing that the Company's common stock will be removed from trading on the NASD OTC Bulletin Board, unless prior to May 17, 2000, the Company becomes a reporting company pursuant to the Securities Exchange Act of 1934.

Effective August 11, 1993, the Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The National Association of Securities Dealers, Inc. (the "NASD"), which administers NASDAQ, has recently made changes in the criteria for initial listing on the NASDAQ Small Cap market and for continued listing. For initial listing, a company must have net tangible assets of $4 million, market capitalization of $50 million or net income of $750,000 in the most recently completed fiscal year or in two of the last three fiscal years. For initial listing, the common stock must also have a minimum bid price of $4 per share. In order to continue to be included on NASDAQ, a company must maintain $2,000,000 in net tangible assets and a $1,000,000 market value of its publicly traded securities. In addition, continued inclusion requires two market makers and a minimum bid price of $1.00 per share.

Management intends to strongly consider undertaking a transaction with any merger or acquisition candidate that will allow the Company's securities to be traded without the aforesaid limitations. However, there can be no assurances that, upon a successful merger or acquisition, the Company will qualify its securities for listing on NASDAQ or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. The failure of the Company to qualify its securities or to meet the relevant maintenance


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

criteria after such qualification in the future may result in the discontinuance of the inclusion of the Company's securities on a national exchange. In such events, trading, if any, in the Company's securities may then continue in the non-NASDAQ over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.

                                     Holders

There are 315 holders of the Company's Common Stock. All of the issued and outstanding shares of the Company's Common Stock were issued in accordance with the exemption from registration afforded by Section 4(2) of the Securities Act of 1933.

                                    Dividends

The Registrant has not paid any dividends to date, and has no plans to do so in the immediate future.

ITEM 2. LEGAL PROCEEDINGS

iVoice.com, Inc. was a party to a lawsuit initiated by a Michael Wong on November 1, 1999 for a $300,000 investment by Wong into an entity called IVS between the years 1994 and 1996. This action was filed at the United States District Court, the Eastern District of New York. IVS was incorporated in 1993 and ceased operations in November, 1997. Wong is claiming rights to some assets of IVS were transferred out of IVS. The majority shareholder of IVS was Jerome Mahoney, who is the CEO of iVoice.com. This action was filed at the U.S. District Court, E.D.N.Y. at the Clerks Office Long Island Courthouse, case number CV-99 7078.

iVoice.com was the result of a reverse merger on May 21, 1999 between International Voice Technologies (IVT), a private Delaware corporation established on December 17, 1997, and Visual Telephone International, the public entity.

A settlement was reached on February 7, 2000 and executed on February 14, 2000, whereby the Plaintiff was awarded the sum of $300,000 and 2,000,000 restricted shares of class A common stock of iVoice.com.

ITEM 4.     RECENT SALES OF UNREGISTERED SECURITIES.

On May 21, 1999, International Voice Technologies, Corp. ("IVT") a Delaware corporation, merged into the Company. Simultaneous with the merger with IVT, Communications Research, Inc. ("CRI") was spun off and the name of the Company, Visual Telephone International, Inc., was changed to iVoice.com, Inc. Additionaly, the Company revised its trading symbol on the NASD OTC Bulletin Board to "IVOC". In consideration for merging IVT into the Company, the sole shareholder of IVT, Jerome Mahoney, received:

      d.    10,000,000 shares of Class A Common Stock issued, and

      e. 700,000 shares of Class B Common Stock. (see "Certain Transactions and Business Relationships").

      f. The firm of Toby Investments consulted on this transaction and was awarded 2,000,000 shares of Common Stock for his efforts.

During April 2000, the Company issued 37,500 shares of its Class A common stock for services rendered to Robert Keenan, who received 25,000 shares and to Ken Glynn, Esq. , who received 12,500 shares. These shares were exempt from the registration requirements of Section 5 of the Securities Exchange Act of 1934, as amended, (the "Act") as provided in Section 4(2) of that Act.


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

      During April 2000, the Company sold 1,750,000 shares of its Class A common stock for approximately $750,000 to Gaston Coldwater, LLC. These shares were exempt from registration pursuant to Rule 504 of Regulation D.

On April 24, 2000, the Company acquired all the issued and outstanding shares of CAI in exchange for US$150,000.00 and 50,000 shares of the Company's Class A voting common stock.

In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one year holding period, under certain circumstances, may sell within any three-month period a number of shares which does not exceed the greater of one percent of the then outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has satisfied a two-year holding period and who is not, and has not been for the preceding three months, an affiliate of the Company.

ITEM 5. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company's Certificate of Incorporation provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

The Company's Certificate of Incorporation provides that the Company shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative (a "legal action"), whether such legal Action be by or in the right of the corporation or otherwise, by reason of the fact that such person is or was a director or officer of the company, or serves or served at the request of the Company as a director or officer, of another corporation, partnership, joint venture, trust or any other enterprise. In addition, the Company's Certificate of Incorporation provides for indemnification of any person made or threatened to be made a party to any Legal Action by reason of the fact that such person is or was a director or officer of the Company and is or was serving as a fiduciary of, or otherwise rendering to, any employee benefit plan of or relating to the Company. The indemnification obligation of the Company in the Certificate of Incorporation is permitted under Section 145 of the General Corporation Law of the State of Delaware.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable.


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

                                    Part F/S

The financial statements are attached at the end of this Form 10-SB.

                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 iVoice.com, Inc.

                                 By: /s/Jerome R. Mahoney
                                     --------------------
                                     Jerome R. Mahoney, President


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